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                                                                  Exhibit 99.(j)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Auditors" and "Financial Statements" in the combined Statement of Additional Information in Post-Effective Amendment Number 51 to the Registration Statement (Form N-1A, No. 33-23166) of the Morgan Stanley Institutional Fund, Inc., and to the incorporation by reference of our report dated February 11, 2004 on the Active International Allocation Portfolio, Asian Real Estate Portfolio, Emerging Markets Portfolio, European Real Estate Portfolio, European Value Equity Portfolio, Global Franchise Portfolio, Global Value Equity Portfolio, International Equity Portfolio, International Magnum Portfolio, International Small Cap Portfolio, Japanese Value Equity Portfolio, Latin American Portfolio, Equity Growth Portfolio, Focus Equity Portfolio, Small Company Growth Portfolio, Technology Portfolio, U.S. Real Estate Portfolio, Value Equity Portfolio, Emerging Markets Debt Portfolio, Money Market Portfolio and Municipal Money Market Portfolio (twenty-one of the portfolios comprising the Morgan Stanley Institutional Fund, Inc.) included in the 2003 Annual Report to Shareholders.


                                                ERNST & YOUNG LLP


Boston, Massachusetts
April 27, 2004